Exhibit 3.9

CERTIFICATE OP FORMATION

OF

MEDICAL PROPERTIES TRUST, LLC

The undersigned, for the purpose of forming a limited liability company under Title 6, Section 18-101, et seq. of the Delaware Code, as amended, hereby make and file the following Certificate of Formation with the Office of the Secretary of State of Delaware.

ARTICLE I

Name

The name of the limited liability company (the “Limited Liability Company”) is Medical Properties Trust, LLC.

ARTICLE II

Registered Office

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Duration

The Limited Liability Company shall have perpetual duration unless it shall be sooner dissolved and its affairs wound up in accordance with its Company Agreement.

ARTICLE IV

Liabilities of Members

Members of the Limited Liability Company are not liable under a judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Limited Liability Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the limited liability company this 6th day of December, 2002,

/s/ W. John Daniel
W. John Daniel
Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

MEDICAL PROPERTIES TRUST, LLC

Medical Properties Trust, LLC (hereinafter called the “company”)’ & limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, hereby certifies:

1. The name of the Company is Medical Properties Trust, LLC.

2. The Certificate of Formation of the Company is hereby amended by striking out Article II thereof and by substituting in lieu of said Article the following new Article:

ARTICLE II

Registered Agent and Registered Office

The street address of the registered office and the name of the registered agent of the limited liability company required to be maintained by § 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901.

3. Other than the above, the Certificate of Formation of the Company shall remain in full force and effect.

Executed on April 26, 2004.

/s/ Edward K. Aldag, Jr.
Edward K. Aldag, Jr., Authorized Person